        Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com

Cimpress Reports Fourth Quarter and Fiscal Year 2016 Financial Results

•	Fourth quarter 2016 results:

◦	Revenue grew 26 percent year over year to $479.2 million

◦	Revenue grew 11 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP income from operations was $16.0 million in the current period versus $15.2 million in the year-ago period

◦	GAAP net income per diluted share was $0.51 in the fourth quarter of 2016 versus GAAP net loss per diluted share of $(0.11) in the year-ago period

◦	Adjusted net operating profit after tax (adjusted NOPAT) was $16.9 million versus $19.8 million in the year-ago period

•	Fiscal year 2016 results:

◦	Revenue grew 20 percent year over year to $1,788.0 million

◦	Revenue grew 11 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP income from operations was $78.2 million in the current fiscal year versus $96.3 million in the year-ago period, largely due to impairment charges of $41.8 million in fiscal 2016 and the impact of major long-term investments that have been previously discussed

◦	GAAP net income per diluted share was $1.64 in fiscal 2016 versus $2.73 in the year-ago period, largely due to impairment charges and major long-term investments

◦	Adjusted net operating profit after tax (adjusted NOPAT) was $139.8 million versus $125.1 million in the year-ago period

Venlo, the Netherlands, July 27, 2016 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, today announced financial results for the fourth quarter and fiscal year ended June 30, 2016.

"In fiscal year 2016 we made significant progress against our strategic initiatives outlined at the beginning of the year," said Robert Keane, president and chief executive officer. "We are entering the new fiscal year with strong momentum and optimism for our business. In light of this, we have established plans to increase our level of organic investment in fiscal 2017."

Keane continued, "Our philosophy and approach to allocating capital and tracking the return on such investments remains consistent with last year. I encourage investors to review my letter to investors published today on our investor relations website. That letter focuses on Cimpress' capital allocation philosophy, a financially oriented view of our investments past and future, and our views as to the underlying 'steady state' cash generation capabilities of our company. We will also review those subjects and provide a qualitative view into our strategy and operations at our upcoming investor day on August 10th which will be webcast live at ir.cimpress.com."

Sean Quinn, chief financial officer added, "Turning to our financial results, top-line growth for the fourth quarter was 26 percent in both reported and constant currency terms, reflecting an acceleration of growth in the Vistaprint business unit, solid performance from our faster growing Upload and Print portfolio of brands, and a decline in our All Other business units segment which was impacted by the previously described wind-down of two partnerships. Excluding the impacts of currency and acquisitions made in the trailing twelve months, our fourth quarter organic revenue grew 11 percent versus a tough comparison in the fourth quarter of 2015, as the net year-over-year revenue impacts of the release of deferred revenue related to group buying activities for Vistaprint was a headwind of $3.7 million. We are starting to see the financial benefit of years of past investments in our Vistaprint value proposition.

"Our GAAP operating income, net income and adjusted NOPAT results for the fourth quarter reflect increased profits in our Vistaprint and Upload and Print business units, which includes profits from companies we acquired in the last year," Quinn continued. "These metrics were also influenced by a negative profit impact of roughly $5 million from the wind-down of two partnerships mentioned earlier, as well as planned higher investment spending versus fiscal 2015. Additionally, our fourth quarter GAAP net income was positively impacted by year-over-year swings in unrealized currency gains and losses. Please refer to our fourth quarter and fiscal year 2016 earnings presentation for an update on our outlook for the business and planned levels of investment for fiscal year 2017."

Consolidated Financial Metrics:

•
Revenue for the fourth quarter of fiscal year 2016 was $479.2 million, a 26 percent increase compared to revenue of $380.5 million in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months, revenue grew 11 percent year over year in the fourth quarter. For the full year, total consolidated revenue grew 20 percent year over year. The year-over-year strengthening of the U.S. dollar negatively impacted our revenue growth rate for the full year. Excluding the estimated impact from currency exchange rate fluctuations revenue growth was 24 percent. Excluding the estimated impact from both currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months, revenue for the full year grew 11 percent.

•
Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the fourth quarter was 53.5 percent, down from 58.9 percent in the same quarter a year ago due primarily to the increased weighting of our Upload and Print business units. For the full fiscal year, gross margin was 56.7 percent compared to 61.9 percent in fiscal year 2015, due to the weighting of our Upload and Print business units as well as impairment charges of $11.0 million related to write-downs of proprietary technology investments during the year.

•
Operating income in the fourth quarter was $16.0 million, or 3.3 percent of revenue, an increase in absolute dollars but a decrease as a percent of revenue compared to operating income of $15.2 million, or 4.0 percent of revenue, in the same quarter a year ago. For the full fiscal year, operating income was $78.2 million, or 4.4 percent of revenue, down from operating income of $96.3 million, or 6.4 percent of revenue, in the prior fiscal year.

•
Adjusted NOPAT for the fourth quarter, which is defined at the end of this press release, was $16.9 million, or 3.5 percent of revenue, down from $19.8 million, or 5.2 percent of revenue, in the same quarter a year ago. For the full fiscal year, adjusted NOPAT was $139.8 million, up from $125.1 million in fiscal year 2015.

•
GAAP net income attributable to Cimpress for the fourth quarter was $16.9 million, or 3.5 percent of revenue, compared to a GAAP net loss of $(3.7) million, or (1.0) percent of revenue in the same quarter a year ago. GAAP net loss in the prior year quarter was significantly impacted by year-over-year non-operational, non-cash currency impacts. The net impact of the release of previously deferred revenue in the fourth quarter of fiscal 2015 related to unredeemed group buying vouchers was a year-over-year headwind of $3.7 million to revenue growth, operating income, net income and adjusted NOPAT in the current period. For the full fiscal year, GAAP net income attributable to Cimpress was $54.3 million, or 3.0 percent of revenue, down 41 percent compared to GAAP net income of $92.2 million, or 6.2 percent of revenue, in the prior fiscal year. For the full year both operating income and GAAP net income were significantly influenced by a goodwill impairment charge of $30.8 million related to one of our acquired businesses in Europe discussed in detail in our Q3 FY16 earnings materials, as well as impairment charges of $11.0 million related to write-downs of proprietary technology investments during the year, included in cost of goods sold.

•
GAAP net income per diluted share for the fourth quarter was $0.51, versus a net loss of $(0.11) in the same quarter a year ago. This was heavily influenced by year-over-year non-operational, non-cash currency impacts. For fiscal year 2016, GAAP net income per diluted share was $1.64, versus $2.73 in the prior full fiscal year.

•	Capital expenditures in the fourth quarter were $17.8 million, or 3.7 percent of revenue. During the full fiscal year capital expenditures were $80.4 million or 4.5 percent of revenue.

•
During the fourth quarter, the company generated $52.1 million of cash from operations and $34.8 million in free cash flow, a non-GAAP measure, which is defined at the end of this press release. During the full fiscal year, the company generated $247.4 million of cash from operations and $152.4 million in free cash flow.

•
As of June 30, 2016, the company had $77.4 million in cash and cash equivalents and $678.5 million of debt, net of issuance costs. After considering debt covenant limitations, as of June 30, 2016 the company had $427.5 million available for borrowing under its committed credit facility.

•
Cimpress did not repurchase shares during the fourth quarter. For the full year, Cimpress purchased 2,159,613 shares for $153.5 million inclusive of transaction costs, an average price per share of $71.06.

Cimpress has posted an end-of-quarter presentation with accompanying prepared remarks at ir.cimpress.com. On Thursday, July 28, 2016 at 7:30 a.m. (EDT) the company will host a live Q&A conference call with management to discuss the financial results, which will be available via webcast at ir.cimpress.com and via dial-in at +1 (855) 319-5923, conference ID 46119955. A replay of the Q&A session will be available on the company’s website following the call on July 28, 2016.

Important Reminder of Cimpress’ Priorities
We ask investors and potential investors in Cimpress to understand the upper-most objectives by which we endeavor to make all decisions, including investment decisions. Often we make decisions in service of these priorities that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term net income, operating income, EPS, cash flow, EBITDA, and adjusted NOPAT.

Our priorities are:

•
Strategic Objective: To be the world leader in mass customization. By mass customization, we mean producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products.

•
Financial Objective: To maximize intrinsic value per share, defined as (a) the unlevered free cash flow per share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per share.

To understand these objectives and their implications, Cimpress encourages investors to read Robert Keane’s letter to investors published on July 27, 2016 at ir.cimpress.com and to attend (in person or by webcast) the company’s upcoming investor day meeting on August 10, 2016.

About non-GAAP financial measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: adjusted net operating profit after tax, free cash flow, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions made in the last twelve months. Adjusted net operating profit after tax is defined as GAAP operating income, less cash taxes attributable to current period operations and interest expense associated with our Waltham lease, excluding M&A related items including acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, or impairments, plus realized gains or losses on currency forward contracts that are not included in operating income. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Fourth quarter constant-currency revenue growth excluding revenue from acquisitions made during the past twelve months excludes the impact of currency as defined above and revenue from druck.at, Easyflyer (FL Print), Exagroup, Alcione, Tradeprint and WIRmachenDRUCK.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or benefits or discrete cash charges or benefits that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For more than 20 years, the company has been producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products. The company produces more than 46 million uniquely designed items a year. Cimpress’ portfolio of brands includes Vistaprint, Albelli, Drukwerkdeal, Pixartprinting, Exaprint and others. That portfolio serves multiple customer segments across many applications for mass customization. To learn more, visit www.cimpress.com.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our business and our planned investments in our business. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to our failure to execute our strategy; our inability to make the investments in our business that we plan to make; unanticipated changes in our markets, customers, or business; competitive pressures; our failure to maintain compliance with the covenants in our revolving credit facility and senior notes or to pay our debts when due; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended March 31, 2016 and the other documents we periodically file with the U.S. SEC.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

CIMPRESS N.V.
CONSOLIDATED BALANCE SHEETS
(unaudited in thousands, except share and per share data)

	June 30, 2016	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$77,426	$103,584
Marketable securities	7,893	6,910
Accounts receivable, net of allowances of $490 and $372, respectively	32,327	32,145
Inventory	18,125	18,356
Prepaid expenses and other current assets	64,997	55,103
Total current assets	200,768	216,098
Property, plant and equipment, net	493,163	467,511
Software and web site development costs, net	35,212	22,109
Deferred tax assets	26,093	17,172
Goodwill	466,005	400,629
Intangible assets, net	216,970	151,063
Other assets	25,658	25,213
Total assets	$1,463,869	$1,299,795
Liabilities, noncontrolling interests and shareholders’ equity
Current liabilities:
Accounts payable	$86,682	$65,875
Accrued expenses	178,987	172,826
Deferred revenue	25,842	23,407
Deferred tax liabilities	—	1,043
Short-term debt	21,717	21,057
Other current liabilities	22,635	21,470
Total current liabilities	335,863	305,678
Deferred tax liabilities	69,430	48,007
Lease financing obligation	110,232	93,841
Long-term debt	656,794	493,039
Other liabilities	60,173	52,073
Total liabilities	1,232,492	992,638
Commitments and contingencies
Redeemable noncontrolling interests	65,301	57,738
Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 31,536,732 and 33,203,065 shares outstanding, respectively	615	615
Treasury shares, at cost,12,543,895 and 10,877,562 shares, respectively	(548,549)	(412,132)
Additional paid-in capital	335,192	324,281
Retained earnings	486,482	435,052
Accumulated other comprehensive loss	(108,015)	(98,909)
Total shareholders’ equity attributable to Cimpress N.V.	165,725	248,907
Noncontrolling interest	351	512
Total shareholders' equity	166,076	249,419
Total liabilities, noncontrolling interests and shareholders’ equity	$1,463,869	$1,299,795

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Revenue	$479,205	$380,468	$1,788,044	$1,494,206
Cost of revenue (1)	222,786	156,218	775,005	568,599
Technology and development expense (1)	60,623	55,519	220,981	194,360
Marketing and selling expense (1)	140,506	118,063	537,664	489,743
General and administrative expense (1)	39,260	35,432	145,360	145,180
Impairment of goodwill	—	—	30,841	—
Income from operations	16,030	15,236	78,193	96,324
Other income (expense), net	18,169	(10,148)	26,098	20,134
Interest expense, net	(9,819)	(7,197)	(38,196)	(16,705)
Income (loss) before income taxes	24,380	(2,109)	66,095	99,753
Income tax provision*	7,211	2,783	15,684	10,441
Net income (loss)*	17,169	(4,892)	50,411	89,312
Add: Net (income) loss attributable to noncontrolling interest	(239)	1,190	3,938	2,900
Net income (loss) attributable to Cimpress N.V.*	$16,930	$(3,702)	$54,349	$92,212
Basic net income (loss) per share attributable to Cimpress N.V.	$0.54	$(0.11)	$1.72	$2.82
Diluted net income (loss) per share attributable to Cimpress N.V.*	$0.51	$(0.11)	$1.64	$2.73
Weighted average shares outstanding — basic	31,418,823	32,966,832	31,656,234	32,644,870
Weighted average shares outstanding — diluted*	32,996,473	32,966,832	33,049,454	33,816,498

____________________________________________
(1) Share-based compensation is allocated as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$15	$16	$72	$78
Technology and development expense	1,534	1,178	5,892	4,139
Marketing and selling expense	368	515	1,591	1,952
General and administrative expense	3,702	3,602	16,273	17,906

*During the fourth quarter of fiscal 2016, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity. As the ASU requires a prospective adoption, our fiscal 2016 net income includes a $3.5M income tax benefit that did not occur in fiscal 2015. As required, our Q1-Q3 2016 results have been recast to allocate $2.3M of the overall benefit to the applicable periods with the remaining $1.2M of tax benefit included as a component of the Q4 2016 tax expense.

In addition, the ASU requires a prospective update to the treasury method of calculating weighted average diluted shares outstanding resulting in the inclusion of 205,000 additional shares in our diluted EPS calculation. There is no adjustment for fiscal 2015.

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Operating activities
Net income (loss)	$17,169	$(4,892)	$50,411	$89,312
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,401	27,744	131,918	97,500
Impairment of goodwill	—	—	30,841	—
Share-based compensation expense	5,619	5,311	23,772	24,075
Deferred taxes	(4,741)	(6,274)	(15,922)	(14,940)
Abandonment of long-lived assets	1,216	—	10,979	—
Unrealized (gain) loss on derivative instruments included in net income	(9,142)	5,567	(8,163)	(1,868)
Change in fair value of contingent consideration	—	—	—	14,890
Payment of contingent consideration in excess of acquisition date fair value	(8,613)	(6,806)	(8,613)	(8,055)
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	(6,027)	9,477	(9,199)	(6,455)
Other non-cash items	2,989	1,004	5,784	4,130
Gain on proceeds from insurance	—	—	(3,136)	—
Changes in operating assets and liabilities:
Accounts receivable	4,396	2,912	6,766	2,057
Inventory	1,305	(2,290)	(11)	(4,491)
Prepaid expenses and other assets	(3,399)	(9,467)	(7,668)	8,597
Accounts payable	13,174	1,023	25,670	(4,026)
Accrued expenses and other liabilities	2,791	23,613	13,929	41,296
Net cash provided by operating activities	52,138	46,922	247,358	242,022
Investing activities
Purchases of property, plant and equipment	(17,794)	(25,708)	(80,435)	(75,813)
Business acquisitions, net of cash acquired	(1,972)	(100,807)	(164,412)	(123,804)
Purchases of intangible assets	(23)	(49)	(476)	(250)
Capitalization of software and website development costs	(8,140)	(4,806)	(26,324)	(17,323)
Proceeds from insurance related to investing activities	—	—	3,624	—
Other investing activities	1,710	—	2,485	—
Net cash used in investing activities	(26,219)	(131,370)	(265,538)	(217,190)
Financing activities
Proceeds from borrowings of debt	82,000	149,000	598,008	367,500
Proceeds from issuance of senior notes	—	—	—	275,000
Payments of debt and debt issuance costs	(98,501)	(69,669)	(430,692)	(588,293)
Payment of purchase consideration included in acquisition-date fair value	(2,980)	(4,084)	(7,330)	(11,105)
Payments of withholding taxes in connection with equity awards	(1,699)	(25,054)	(7,467)	(29,351)
Payments of capital lease obligations	(3,796)	(1,435)	(13,933)	(5,750)
Purchase of ordinary shares	—	—	(153,467)	—
Proceeds from issuance of ordinary shares	1,326	2,156	4,705	13,123
Capital contribution from noncontrolling interest	—	—	5,141	4,160
Other financing activities	—	—	(303)	(118)
Net cash (used in) provided by financing activities	(23,650)	50,914	(5,338)	25,166
Effect of exchange rate changes on cash and cash equivalents	(1,569)	2,906	(2,640)	(8,922)
Net increase (decrease) in cash and cash equivalents	700	(30,628)	(26,158)	41,076
Cash and cash equivalents at beginning of period	76,726	134,212	103,584	62,508
Cash and cash equivalents at end of period	$77,426	$103,584	$77,426	$103,584
Note: During fiscal 2016, we adopted the new share-based compensation accounting standard, ASU 2016-09 and elected to apply the amendment related to the presentation of excess tax benefits on the consolidated statements of cash flows on a retrospective basis. We have updated our previously filed consolidated statements of cash flows for all prior presented periods.

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Adjusted net operating profit after tax reconciliation:
GAAP operating income	$16,030	$15,236	$78,193	$96,324
Less: Cash taxes attributable to current period (see below)	(12,649)	(7,656)	(32,236)	(24,986)
Exclude expense impact of:
Acquisition-related amortization and depreciation	10,518	7,374	40,834	24,264
Earn-out related charges¹	1,793	385	6,378	15,275
Share-based compensation related to investment consideration	1,130	473	4,835	3,570
Certain impairments²	1,216	—	41,820	—
Restructuring costs	—	2,528	381	3,202
Less: Interest expense associated with Waltham lease	(1,961)	—	(6,287)	—
Include: Realized gains on currency forward contracts not included in operating income	837	1,487	5,863	7,450
Adjusted NOPAT	$16,914	$19,827	$139,781	$125,099

Cash taxes paid in the current period³	$8,661	$3,639	$19,750	$14,284
Less: cash taxes (paid) received and related to prior periods³	(1,722)	(925)	934	(5,477)
Plus: cash taxes attributable to the current period but not yet paid	5,316	3,703	9,298	6,667
Plus: cash impact of excess tax benefit on equity awards attributable to current period	1,224	2,094	5,574	12,932
Less: installment payment related to the transfer of IP in a prior year	(830)	(855)	(3,320)	(3,420)
Cash taxes attributable to current period	$12,649	$7,656	$32,236	$24,986

¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."
³For the fiscal year ended June 30, 2016, cash taxes paid in the current period includes a cash tax refund of $8,479, which is subsequently eliminated from cash taxes attributable to the current period as it relates to a refund of a prior years' taxes generated as a result of a prior year excess share-based compensation deduction. Therefore, the impact is not included in adjusted NOPAT for the full fiscal year,

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Free cash flow reconciliation:
Net cash provided by operating activities	$52,138	$46,922	$247,358	$242,022
Purchases of property, plant and equipment	(17,794)	(25,708)	(80,435)	(75,813)
Purchases of intangible assets not related to acquisitions	(23)	(49)	(476)	(250)
Capitalization of software and website development costs	(8,140)	(4,806)	(26,324)	(17,323)
Payment of contingent consideration in excess of acquisition-date fair value	8,613	6,806	8,613	8,055
Proceeds from insurance related to investing activities	—	—	3,624	—
Free cash flow	$34,794	$23,165	$152,360	$156,691

Note: During fiscal 2016, we adopted the new share-based compensation accounting standard, ASU 2016-09 and elected to apply the amendment related to the presentation of excess tax benefits on the consolidated statements of cash flows on a retrospective basis. We have updated our previously filed consolidated statements of cash flows for all prior presented periods. This change is reflected in the free cash flow reconciliation above.

CIMPRESS N.V.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(unaudited in thousands)

	GAAP Revenue
	Three Months Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2016	2015	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint business unit	$305,008	$274,525	11%	1%	12%	—%	12%
Upload and Print business units	146,468	75,693	94%	(2)%	92%	(71)%	21%
All Other business units	27,729	30,250	(8)%	—%	(8)%	—%	(8)%
Total revenue	$479,205	$380,468	26%	—%	26%	(15)%	11%

	GAAP Revenue
	Year Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2016	2015	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint business unit	$1,217,162	$1,149,706	6%	4%	10%	—%	10%
Upload and Print business units	432,638	197,075	120%	7%	127%	(100)%	27%
All Other business units	138,244	147,425	(6)%	8%	2%	—%	2%
Total revenue	$1,788,044	$1,494,206	20%	4%	24%	(13)%	11%

	Three Months Ended June 30,		Year Ended June 30,
Adjusted net operating profit by reportable segment:	2016	2015	2016	2015
Vistaprint business unit	$86,512	$74,493	$350,486	$323,542
Upload and Print business units	17,650	11,692	59,654	25,267
All Other business units	(10,702)	(973)	(8,801)	9,346
Total	93,460	85,212	401,339	358,155
Corporate and global functions	(64,734)	(59,215)	(235,185)	(215,519)
Acquisition-related amortization and depreciation	(10,518)	(7,374)	(40,834)	(24,265)
Earn-out related charges¹	(1,793)	(386)	(6,378)	(15,276)
Share-based compensation related to investment consideration	(1,130)	(473)	(4,835)	(3,569)
Certain impairments²	(1,216)	—	(41,820)	—
Restructuring charges	—	(2,528)	(381)	(3,202)
Interest expense for Waltham lease	1,961	—	6,287	—
Total income from operations	$16,030	$15,236	$78,193	$96,324
¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."

Note: The following factors, among others, may limit the comparability of adjusted net operating profit by segment:

•	We do not allocate support costs across operating segments or corporate and global functions.

•
Some of our acquired business units in our Upload and Print business units and All Other business units segments are burdened by the costs of their local finance, HR, and other administrative support functions, whereas other business units leverage our global functions and do not receive an allocation for these services.

•	Our All Other business units reporting segment includes businesses which have adjusted NOP losses as they are in early stages of investment relative to the scale of the underlying businesses.

CIMPRESS N.V.
Supplemental Information
(unaudited, in thousands)

In $ millions, except where noted	Q4 FY2015	FY2015	Q1 FY2016	Q2 FY2016	Q3 FY2016	Q4 FY2016	FY2016

Revenue - Consolidated as Reported	$380.5	$1,494.2	$375.7	$496.3	$436.8	$479.2	$1,788.0
y/y growth	13%	18%	13%	13%	29%	26%	20%
y/y growth in constant currency	22%	23%	21%	20%	31%	26%	24%
Vistaprint (1)	$274.5	$1,149.7	$267.5	$354.8	$289.9	$305.0	$1,217.2
y/y growth	5%	4%	2%	3%	8%	11%	6%
y/y growth in constant currency	11%	9%	8%	8%	10%	12%	10%
as % of revenue	72%	77%	71%	71%	66%	64%	68%
Upload and Print	$75.7	$197.1	$76.5	$93.3	$116.4	$146.5	$432.6
y/y growth	74%	352%	98%	112%	201%	94%	120%
y/y growth in constant currency	100%	352%	118%	128%	203%	92%	127%
as % of revenue	20%	13%	20%	19%	27%	30%	24%
All Other (1)	$30.3	$147.4	$31.7	$48.2	$30.6	$27.7	$138.2
y/y growth	(5)%	18%	(6)%	(4)%	(7)%	(8)%	(6)%
y/y growth in constant currency	7%	19%	7%	8%	(3)%	(8)%	2%
as % of revenue	8%	10%	9%	10%	7%	6%	8%

Physical printed products and other	$363.3	$1,423.1	$359.0	$480.2	$421.4	$464.0	$1,724.6
Digital products/services	$17.2	$71.1	$16.7	$16.1	$15.4	$15.2	$63.4

Advertising & commissions expense - consolidated	$64.8	$286.4	$70.2	$85.0	$74.3	$76.4	$305.9
as % of revenue	17%	19%	19%	17%	17%	16%	17%

TTM Bookings - Vistaprint (1)
% TTM Bookings from repeat orders (1)	73%		73%	74%	74%	74%
% TTM Bookings from first-time orders (1)	27%		27%	26%	26%	26%

Advertising & commissions expense - Vistaprint	$59.1	$256.0	$62.4	$73.3	$64.5	$65.3	$265.5
as % of revenue	22%	22%	23%	21%	22%	21%	22%

Headcount at end of period	6,552		6,836	7,463	7,585	7,995
Full-time employees	6,168		6,447	6,845	7,226	7,468
Temporary employees	384		389	618	359	527

Some numbers may not add due to rounding. Metrics are unaudited.
(1) In Q2 2016, revenue and TTM bookings from the Corporate Solutions business unit was recast to reflect a change in the calculation approach, resulting in an immaterial change to historical revenue for the Vistaprint and All Other reportable segments, as well as TTM bookings from repeat and first-time orders.